Exhibit 10.1

OCZ TECHNOLOGY GROUP, INC.

2012 EQUITY COMPENSATION PLAN

ADOPTED BY THE BOARD ON JUNE 24, 2012

APPROVED BY THE STOCKHOLDERS ON AUGUST 13, 2012

SECTION 1. PURPOSE.

OCZ Technology Group, Inc., a Delaware corporation (the Company”), has established the Plan to:

(a)	attract and retain employees and other persons providing services to the Company and the Related Companies;

(b)	attract and retain as Outside Directors the highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company depends;

(c)	motivate Participants, by means of appropriate incentives, to achieve long-range goals;

(d)	provide incentive compensation opportunities that are competitive with those of other corporations; and

(e)	further align Participants’ interests with those of the Company’s other stockholders through compensation that is based on the value of the Company’s common stock;

and thereby to promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

SECTION 2. DEFINITIONS.

2.1	“Agreement” has the meaning set forth in subsection 8.8.

2.2	“Approval Date” means the date on which the Plan is approved by the Company’s stockholders.

2.3	“Award” means any award described in Section 6 or 7 of the Plan.

2.4	“Beneficiary” means the person or persons the Participant designates to receive the balance of his or her benefits under the Plan in the event the Participant’s Termination Date occurs on account of death. Any designation of a Beneficiary shall be in writing, signed by the Participant and filed with the Committee prior to the Participant’s death. A Beneficiary designation shall be effective when filed with the Committee in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance of the Participant’s benefits under the Plan shall be distributed to each such Beneficiary per capita. In the absence of a Beneficiary designation or if no Beneficiary survives the Participant, the Beneficiary shall be the Participant’s estate.

2.5	“Board” means the Board of Directors of the Company.

2.6	“Cause” shall mean (a) the willful and deliberate failure by a Participant to perform his or her duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such failure, (b) willful misconduct by a Participant which is demonstrably injurious to the business or reputation of the Company, or (c) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude. The Company must notify such Participant that it believes “Cause” has occurred within ninety (90) days of its knowledge of the event or condition constituting Cause or such event or condition shall not constitute Cause hereunder.

2.7	“Change of Control” means the first to occur of any one of any of the following events:

(a)	Any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (a defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(b)	During any period of two consecutive years (not including any period prior to the Effective Date) individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)	The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not wholly owned by the Company (a “Sale”), unless immediately following such Reorganization or Sale, more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of either (x) the surviving corporation or entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 50% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity, is represented by Company voting securities that were outstanding immediately prior to such Reorganization or Sale (or if applicable, is represented by shares into which such Company voting securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company voting securities among the holders thereof immediately prior to the Reorganization or Sale, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

2.8	“Code” means the Internal Revenue Code of 1986, as amended.

2.9	“Committee” has the meaning set forth in subsection 3.1,

2.10	“Company” has the meaning set forth in Section 1.

2.11	“Disability” means, except as otherwise provided by the Committee, the Participant’s inability, by reason of a medically determinable physical or mental impairment, to engage in substantial gainful activity; provided, however, that in the case of an Outside Director, “Disability” means an injury or illness which, as determined by the Committee, renders the Participant unable to serve as a director of the Company.

2.12	“Effective Date” has the meaning set forth in subsection 8.1.

2.13	“Eligible Individual” means any officer, director or other employee of the Company or a Related Company, consultants, independent contractors or agents of the Company or a Related Company, and persons who are expected to become officers, employees, directors, consultants, independent contractors or agents of the Company or a Related Company (but effective no earlier than the date on which such Person begins to provide services to the Company or a Related Company), including, in each case, directors who are not employees of the Company or a Related Company.

2.14	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.15	“Exercise Price” has the meaning set forth in subsection 6.4.

2.16	“Expiration Date” has the meaning set forth in subsection 6.10.

2.17	“Fair Market Value” of a share of Stock means, as of any date, the value determined in accordance with the following rules:

(a)	If the Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing price per share of Stock on such date on the principal exchange on which the Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(b)	If the stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing average of the closing bid and asked price of a share of Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

(c)	If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

For purposes of determining the Fair Market Value of Stock that is sold pursuant to a cashless exercise program, Fair Market Value shall be the price at which such Stock is sold.

2.18	“Full Value Award” has the meaning set forth in subsection 7.1(a).

2.19	“Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422 of the Code.

2.20	“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.21	“Option” has the meaning set forth in subsection 6.1(a).

2.22	“Outside Director” means a director of the Company who is not an officer or employee of the Company or the Related Companies.

2.23	“Participant” shall have the meaning set forth in Section 4.

2.24	“Performance-Based Compensation” shall have the meaning set forth in subsection 7.3.

2.25	“Performance Criteria” means performance targets based on one or more of the following criteria (a) either GAAP or non-GAAP earnings including operating income, net operating income, same store net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items) or net earnings; (b) pre-tax income or after-tax income; (c) earnings per share (basic or diluted); (d) operating profit; (e) revenue, revenue growth or rate of revenue growth; (f) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (g) returns on sales or revenues; (h) operating expenses; (i) stock price appreciation; (j) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (k) implementation or completion of critical projects or processes; (l) economic value created; (m) cumulative earnings per share growth; (n) operating margin or profit margin; (o) stock price or total stockholder return; (p) cost targets, reductions and savings, productivity and efficiencies; (q) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and other legal matters, information technology, and goals relating to contributions, dispositions, acquisitions, development and development related activity, capital markets activity and credit ratings, joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, and other transactions, and budget comparisons; (r) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation and reorganization of joint ventures and other private capital activity including generating incentive and other fees and raising equity commitments, research or development collaborations, and the completion of other corporate transactions; (s) funds from operations (FFO) or funds available for distribution (FAD); (t) economic value added (or an equivalent metric); (u) stock price performance; (v) improvement in or attainment of expense levels or working capital levels; (w) operating portfolio metrics including leasing and tenant retention, or (x) any combination of, or a specified increase in, any of the foregoing. Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Related Company, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing performance targets shall be determined in accordance with generally accepted accounting principles, if applicable, and shall be subject to certification by the Committee; provided that the Committee shall have the authority to exclude, impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring events, the cumulative effects of tax or accounting principles and identified in financial statements, notes to financial statements, management’s discussion and analysis or other SEC filings and items that many not be infrequent or unusual but which may have inconsistent effects on performance and which are in accordance with Regulation G issued under the Sarbanes-Oxley Act of 2002.

2.26	“Prior Plans” means the OCZ Technology Group, Inc. 2004 Stock Incentive Plan.

2.27	“Related Company” means any corporation, partnership, joint venture or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.

2.28	“SAR” or “Stock Appreciation Right” has the meaning set forth in subsection 6.1(b).

2.29	“Stock” means the Company, Inc. common stock, $.01 par value.

2.30	“Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of section 424(f) of the Code.

2.31	“Substitute Award” means an Award granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Related Company or with which the Company or any Related Company combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under the Plan.

2.32	“Termination Date” means the date on which a Participant both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies (whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means date on which the Outside Director’s service as an Outside Director terminates for any reason.

SECTION 3. ADMINISTRATION.

3.1	Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the committee described in subsection 3.2 (the “Committee”) in accordance with this Section 3. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

3.2	Selection of Committee. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Any Award granted under the Plan which is intended to constitute Performance-Based Compensation (including Options and SARs) shall be granted by a Committee consisting solely of two or more “outside directors” within the meaning of section 162(m) of the Code and applicable regulations. Notwithstanding any other provision of the Plan to the contrary, with respect to any Awards to Outside Directors, the Committee shall be the Board.

3.3	Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)	Subject to the provisions of the Plan (including subsection 6.8), the Committee will have the authority and discretion to (i) select Eligible Individuals who will receive Awards under the Plan, (ii) determine the time or times of receipt of Awards, (iii) determine the types of Awards and the number of shares of Stock covered by the Awards, (iv) establish the terms, conditions, performance targets, restrictions, and other provisions of Awards, (v) modify the terms of, cancel or suspend Awards, (vi) reissue or repurchase Awards, and (vii) accelerate the exercisability or vesting of any Award. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to the Company’s or a Related Company’s success and such other factors as the Committee deems relevant.

(b)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)	Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted, is expressly stated in the Agreement reflecting the Award and is permitted by applicable law).

Without limiting the generality of the foregoing, it is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Plan and Awards be administered in accordance with such requirements and the Committee shall have the authority to amend any outstanding Awards to conform to the requirements of section 409A.

3.4	Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange on which the Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

3.5	Information to be Furnished to Committee. The Company and the Related Companies shall furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company and the Related Companies as to an employee’s or Participant’s employment or provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee consider desirable to carry out the terms of the Plan.

3.6	Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 4. ELIGIBILITY.

For purposes of the Plan, a “Participant” is any person to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies.

SECTION 5. STOCK SUBJECT TO PLAN; LIMITATIONS.

5.1	Shares and Other Amounts Subject to the Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)	The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)	Subject to the provisions of subsection 5.2, the number of shares of Stock which may be issued with respect to Awards under the Plan shall be equal to 5,200,000 plus the aggregate number of shares of Stock available for issuance (and not subject to outstanding awards) under the Prior Plans as of the Approval Date. Except as otherwise provided herein, any shares of Stock subject to an Award under the Plan which for any reason is forfeited, expires or is terminated without issuance of shares of Stock (including shares that are attributable to Awards that are settled in cash) shall thereafter be available for further grants under the Plan; provided, however, that the following shares of Stock may not again be made available for issuance as awards under the 2012 Plan: (i) shares of Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) shares of Stock used to pay the exercise price or withholding taxes related to an outstanding Option or SAR, or (iii) shares of Stock repurchased on the open market with the proceeds of the Option Exercise Price.

(c)	Substitute Awards shall not reduce the number of shares of Stock that may be issued under the Plan or that may be covered by Awards granted to any one Participant during any period pursuant to subsections 5.1(g) and 5.1(h).

(d)	Except as expressly provided by the terms of this Plan, the issue by the Company of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

(e)	To the extent provided by the Committee, any Award may be settled in cash rather than in Stock.

(f)	Subject to the terms and conditions of the Plan, the maximum number of shares of Stock that may be delivered to Participants and their Beneficiaries with respect to Incentive Stock Options under the Plan shall be 750,000 provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules shall apply to the limit on Incentive Stock Options granted under the Plan.

(g)	The maximum number of shares of Stock that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 6 (relating to Options and SARs) shall be 750,000 shares. For purposes of this subsection 5.1(g), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering only one share of Stock for purposes of applying the limitations of this subsection 5.1(g).

(h)	For Full Value Awards that are intended to be Performance-Based Compensation, no more than 300,000 shares of Stock may be delivered pursuant to such Awards granted to any one Participant during any one calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided that Awards described in this 5.1(h) shall be subject to the following:

(i)	If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Stock into cash.

(ii)	If delivery of Stock or cash is deferred until after the Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Stock is earned shall be disregarded.

5.2	Adjustments to Shares of Stock. In the event of a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination, or other corporate transaction that affects the Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of Awards under the Plan, the Committee shall, in the manner it determines equitable in its sole discretion, (a) adjust the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described in subsection 5.1); (b) adjust the number and kind of shares subject to outstanding Awards; (c) adjust the Exercise Price of outstanding Options and SARs; and (d) make any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of Awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the shares of Stock subject to the Option or SAR at the time of the transaction over the exercise price).

5.3

Change in Control. In the event that (a) a Participant is employed or in service with the Company or a Related Company on the date of a Change in Control and the Participant’s employment or service, as applicable, is terminated by the Company or the successor to the Company (or a Related Company which is his or her employer) for reasons other than Cause within 24 months following the Change in Control, or (b) the Plan is terminated by the Company or its successor following a Change in Control without provision for the continuation of outstanding Awards hereunder, all Options, SARs and related Awards which have not otherwise expired shall become immediately exercisable and all other Awards shall become fully vested. For purposes of this subsection 5.3, a Participant’s employment or service shall be deemed to be terminated by the Company or the successor to the Company (or a Related Company) if the Participant terminates employment or service after (i) a substantial adverse alteration in the nature of the Participant’s status or responsibilities from those in effect immediately prior to the Change in Control, or (ii) a material reduction in the Participant’s annual base salary and target bonus, if any, or, in the case of a Participant who is an Outside Director, the Participant’s annual compensation, as in effect immediately prior to the Change in Control. If, upon a Change in Control, awards in other shares or securities are substituted for outstanding Awards pursuant to subsection 5.2, and immediately following the Change in Control the Participant becomes employed by (if the Participant was an employee immediately prior to the Change in Control) or a board member of (if the Participant was an Outside Director immediately prior to the Change in Control) the entity into which the Company merged, or the purchaser of substantially all of the assets of the Company, or a successor to such entity or purchaser, the Participant shall not be treated as having terminated employment or service for purposes of this subsection 5.3 until such time as the Participant terminates employment or service with the merged entity or purchaser (or successor), as applicable.

SECTION 6. OPTIONS AND STOCK APPRECIATION RIGHTS.

6.1	Definitions.

(a)	The grant of an “Option” under the Plan entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee at the time the Option is granted. Options granted under this Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee; provided, however, that Incentive Stock Options may only be granted to employees of the Company or a Subsidiary. An Option will be deemed to be a Non-Qualified Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option.

(b)	A grant of a “Stock Appreciation Right” or “SAR” entitles the Participant to receive, in cash or shares of Stock (as determined in accordance with the terms of the Plan) value equal to the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee at the time of grant.

6.2	Eligibility. The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 6 and shall determine the number of shares of Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. Without limiting the generality of the foregoing, the Committee may not grant dividend equivalents (current or deferred) with respect to any Option or SAR granted under the Plan.

6.3	Limits on Incentive Stock Options. If the Committee grants Incentive Stock Options, then to the extent that the aggregate fair market value of shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Subsidiaries of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by section 422 of the Code. Any Option that is intended to constitute an Incentive Stock Option shall satisfy any other requirements of section 422 of the Code and, to the extent such Option does not satisfy such requirements, the Option shall be treated as a Non-Qualified Stock Option.

6.4	Exercise Price. The “Exercise Price” of an Option or SAR shall be established by the Committee at the time the Option or SAR is granted; provided, however, that in no event shall such price be less than 100% of the Fair Market Value of a share of Stock on such date (or, if greater, the par value of a share of Stock on such date).

6.5	Exercise/Vesting. Except as otherwise expressly provided in the Plan, an Option or SAR granted under the Plan shall be exercisable in accordance with the following:

(a)	The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise or the achievement of Stock ownership guidelines by the Participant.

(b)	No Option or SAR may be exercised by a Participant prior to the date on which it is exercisable (or vested) or after the Expiration Date applicable thereto.

6.6	Payment of Exercise Price. The payment of the Exercise Price of an Option granted under this Section 6 shall be subject to the following:

(a)	Subject to the following provisions of this subsection 6.6, the full Exercise Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise through the use of cash equivalents, payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, a certificate representing the shares of Stock so purchased shall be delivered to the person entitled thereto or shares of Stock so purchased or such shares of Stock shall otherwise be registered in the name of the Participant on the records of the Company’s transfer agent and credited to the Participant’s account.

(b)	Subject to applicable law, the Exercise Price shall be payable in cash or cash equivalents, by tendering, by actual delivery or by attestation, shares of Stock valued at Fair Market Value as of the day of exercise or by a combination thereof; provided, however, that shares of Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances.

6.7	Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, conformity with the Company’s recoupment or clawback policies and such other factors as the Committee determines to be appropriate.

6.8	No Repricing. Except for either adjustments pursuant to subsection 5.2 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. Except as approved by the Company’s stockholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Stock. In addition, no repricing of an Option or SAR shall be permitted without the approval of the Company’s stockholders if such approval is required under the rules of any stock exchange on which Stock is listed.

6.9	Tandem Grants of Options and SARs. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Stock at the time of such grant.

6.10	Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant (as the same may be modified in accordance with the terms of the Plan); provided, however, that the Expiration Date with respect to any Option or SAR shall not be later than the earliest to occur of the ten-year anniversary of the date on which the Option or SAR is granted or the following dates, unless the following dates are determined otherwise by the Committee,

(a)	if the Participant’s Termination Date occurs by reason of death or Disability, the twelve month anniversary of the Termination Date; or

(b)	if the Participant’s Termination Date occurs for reasons other than death, Disability or Cause, the ninetieth day following the Termination Date.

In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any stock exchange on which the Stock is listed).

SECTION 7. FULL VALUE AWARDS.

7.1	Definition. A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future (including restricted stock, restricted stock units, deferred stock units, performance stock and performance stock units. Such grants may be subject to one or more of the following, as determined by the Committee:

(a)	The grant may be in consideration of a Participant’s previously performed services or surrender of other compensation that may be due.

(b)	The grant may be contingent on the achievement of performance or other objectives (including completion of service) during a specified period.

(c)	The grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on performance-based awards that have not been earned based on the performance criteria established.

7.2	Special Vesting Rules. Except for (a) awards granted in lieu of other compensation and (b) grants that are a form of payment of earned performance awards or other incentive compensation, if (I) an employee’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Related Companies, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, then the required period of service for full vesting shall be not less than three years and (II) if an employee’s right to become vested in a Full Value Award is conditioned upon the achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, then the required vesting period shall be at least one year, subject, to the extent provided by the Committee, to pro rated vesting over the course of such three or one year period, as applicable, and to acceleration of vesting in the event of the Participant’s death, Disability, involuntary termination, or in connection with a Change in Control.

7.3	Performance-Based Compensation. The Committee may designate a Full Value Award granted to any Participant as “Performance-Based Compensation” within the meaning of section 162(m) of the Code and regulations thereunder. To the extent required by section 162(m) of the Code, any Full Value Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements shall apply:

(a)	The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under section 162(m) of the Code), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Criteria.

(b)	A Participant otherwise entitled to receive a Full Value Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection 7.3(b), such exercise of discretion may not result in an increase in the amount of the payment.

(c)	A Full Value Award designated as Performance-Based Compensation shall not vest prior to the first anniversary of the date on which it is granted (subject to acceleration of vesting, to the extent provided by the Committee, in the event of the Participant’s death, Disability or Change in Control).

Nothing in this Section 7 shall preclude the Committee from granting Full Value Awards under the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Section 7 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation.

SECTION 8. MISCELLANEOUS.

8.1	Effective Date, Approval Date and Effect on Prior Plans. The Plan will be effective as of the date it is adopted by the Board (the “Effective Date”); provided, however, that no Awards shall be granted under the

Plan prior to the Approval Date. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards granted under it are outstanding and not fully vested or paid, as applicable; provided, however, that no new Awards shall be made under the Plan on or after the tenth anniversary of the Effective Date. Upon the Approval Date, no further awards will be made under the Prior Plans. Any awards made under the Prior Plans prior to the Approval Date shall continue to be subject to the terms and conditions of the applicable Prior Plan. If the Approval Date does not occur, awards may continue to be made under the Prior Plans subject to the terms and conditions thereof.

8.2	Limit on Distribution. Distribution of Stock or other amounts under the Plan shall be subject to the following:

(a)	Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)	In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)	To the extent that the Plan provides for issuance of certificates to reflect the transfer of Stock, the transfer of such Stock may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Stock is listed.

8.3	Liability for Cash Payments. Subject to the provisions of this Section 8, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such payment is attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

8.4	Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of Stock which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, previously-owned Stock that has been held by the Participant or Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other rates that will not have a negative accounting impact).

8.5	Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, unless otherwise provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 8.5, to the extent provided by the Committee, Awards may be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish. In no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under section 422 of the Code.

8.6	Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company or the Related Company, as applicable, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

8.7	Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the applicable Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

8.8	Agreement With the Company or Related Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company or the Related Company, as applicable (the “Agreement”), in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

8.9	Limitation of Implied Rights.

(a)	Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)	The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any employee the right to be retained in the employ or service of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in his name.

8.10	Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

8.11	Action by the Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors or governing body or by action of one or more members of the board or governing body (including a committee of the board or governing body) who are duly authorized to act for the board or, in the case of any Related Company which is a partnership, by action of its general partner or a person or persons authorized by the general partner, or (except to the extent prohibited by applicable law or the rules of any stock exchange on which the Stock is listed) by a duly authorized officer of the Company.

8.12	Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

8.13	Applicable Law. The provisions of the Plan shall be construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles.

8.14	Foreign Employees. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and sub plans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or a Related Company operates or has employees. The foregoing provisions of this subsection 8.14 shall not be applied to increase the share limitations of Section 5 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company’s stockholders.

SECTION 9. AMENDMENT AND TERMINATION.

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected Beneficiary), adversely affect the rights of any Participant or Beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to subsection 5.2 shall not be subject to the foregoing limitations of this Section 9; and further provided that the provisions of subsection 6.8 (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by the Company’s stockholders; and provided further that, no other amendment shall be made to the Plan without the approval of the Company’s stockholders if such approval is required by law or the rules of any stock exchange on which the Stock is listed. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to section 409A of the Code, the Plan and the Awards comply with the requirements of section 409A of the Code and that the Board shall have the authority to amend the Plan as it deems necessary to conform to section 409A. Notwithstanding the foregoing, the Company does not guarantee that Awards under the Plan will comply with section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance.

To record the adoption of the Plan by the Board on June 24, 2012, effective on such date, the Company has caused its authorized officer to execute the same.

OCZ TECHNOLOGY GROUP, INC.

By	/s/ Ryan M. Petersen
Its Chief Executive Officer